Exhibit 10.7

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of November ____, 2017, is entered into by and among National Energy Services Reunited Corp., a company organized under the laws of the British Virgin Islands (the “Company”), NESR Holdings Ltd., a company organized under the laws of the British Virgin Islands (“NESR Holdings”), and SV3 Holdings PTE LTD., a company organized under the laws of the Republic of Singapore (“SV3”).

WHEREAS, SV3 and the Company have entered into that certain Contribution Agreement (the “Contribution Agreement”), pursuant to which SV3 has contributed to the Company its interests in GES (as defined below) and, in consideration therefor, has received Ordinary Shares; and

WHEREAS, in connection with, and effective upon, the completion of the Business Combination (as defined below), the Company, NESR Holdings and SV3 have entered into this Agreement to set forth certain understandings among themselves, including with respect to certain corporate governance matters.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1     Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any specified Person, a Person that directly or indirectly Controls or is Controlled by, or is under common Control with, such specified Person.

“Beneficial Owner” of a security is a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (a) voting power, which includes the power to vote, or to direct the voting of, such security and/or (b) investment power, which includes the power to dispose, or to direct the disposition of, such security. The terms “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings. For the avoidance of doubt, for purposes of this Agreement, SV3 is deemed to Beneficially Own the Ordinary Shares owned by it and any Affiliate of SV3.

“Board” means the Board of Directors of the Company.

“Business Combination” means the consummation of an initial business combination (as defined in the Company’s final prospectus, dated May 11, 2017) that includes an acquisition by the Company of all or substantially all of the outstanding capital stock of GES, and substantially all of the assets or capital stock of any other Person or Persons for which the Company submits a single proxy seeking shareholder approval for such initial business combination.

“Control” (including the terms “Controls,” “Controlled by” and “under common Control with”) means the possession, direct or indirect, of the power to (a) direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise or (b) vote 10% or more of the securities having ordinary voting power for the election of directors of a Person.

“GES” means Gulf Energy S.A.O.C., a closed joint stock company registered in Oman under Commercial Registration No. 1791842, with its registered office address as P. O. Box 786, Postal Code 116, Mina Al Fahal, Oman.

“Necessary Action” means, with respect to a specified result, all actions (to the extent such actions are permitted by applicable law and, in the case of any action by the Company that requires a vote or other action on the part of the Board, to the extent such action is consistent with the fiduciary duties that the Company’s directors may have in such capacity) necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to Ordinary Shares, (ii) causing the adoption of shareholders’ resolutions and amendments to the organizational documents of the Company, (iii) executing agreements and instruments and (iv) making or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Ordinary Shares” means the ordinary shares, no par value, of the Company.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof or other entity, and also includes any managed investment account.

Section 1.2          Rules of Construction.

(a)          Unless the context requires otherwise: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (ii) references to Articles and Sections refer to articles and sections of this Agreement; (iii) the terms “include,” “includes,” “including” and words of like import shall be deemed to be followed by the words “without limitation”; (iv) the terms “hereof,” “hereto,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; (v) unless the context otherwise requires, the term “or” is not exclusive and shall have the inclusive meaning of “and/or”; (vi) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (vii) references to any law or statute shall include all rules and regulations promulgated thereunder, and references to any law or statute shall be construed as including any legal and statutory provisions consolidating, amending, succeeding or replacing the applicable law or statute; (viii) references to any Person include such Person’s successors and permitted assigns; and (ix) references to “days” are to calendar days unless otherwise indicated.

(b)          The headings in this Agreement are for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

(c)          This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party that drafted or caused this Agreement to be drafted

ARTICLE II
GOVERNANCE MATTERS

Section 2.1          Designees.

(a)          The Company and NESR Holdings shall take all Necessary Action to cause the Board to include members as follows:

(i)         Until such time as SV3 and its Affiliates collectively Beneficially Own less than [_____]1 of the outstanding Ordinary Shares, one nominee designated by SV3 (the “SV3 Director”), provided that SV3 has taken all Necessary Action during the course of negotiating and entering the Sale and Purchase Agreement and afterwards as a shareholder of Company to afford the former shareholders of GES the same right to appoint a director to the Board; and

(ii)        If SV3 and its Affiliates collectively Beneficially Own less than [_____]2 of the outstanding Ordinary Shares, SV3 shall not be entitled to designate a nominee as an SV3 Director.

The Company agrees, to the fullest extent permitted by applicable law (including with respect to any applicable fiduciary duties under applicable law), that taking all necessary corporate action to effectuate the above shall include (A) including the persons designated pursuant to this Section 2.1(a) in the slate of nominees recommended by the Board for election at any meeting of stockholders called for the purpose of electing directors, (B) nominating and recommending each such individual to be elected as a director as provided herein, and (C) soliciting proxies or consents in favor thereof. The Company is entitled to identify such individual as an SV3 Director, pursuant to this Agreement.

(b)          So long as SV3 is entitled to designate a nominee pursuant to Section 2.1(a), SV3 shall have the right to remove such SV3 Director (with or without cause), from time to time and at any time, from the Board, exercisable upon written notice to the Company, and the Company shall take all Necessary Action to cause such removal.

(c)          In the event that a vacancy is created on the Board at any time by the death, disability, resignation or removal (whether by SV3 or otherwise in accordance with the Company’s organizational documents, as such may be amended or restated from time to time) of an SV3 Director, SV3 shall be entitled to designate an individual to fill the vacancy. The Company and the NESR Holdings shall take all Necessary Action to cause such replacement designee to become a member of the Board.

[1] Note to Draft:	This blank shall be filled-in with a number of Ordinary Shares (rounded to the nearest whole share) equal to the product of (i) the number of Ordinary Shares Beneficially Owned by SV3 as of the date of this Agreement and (ii) 60%.

[2] Note to Draft:	Same number as inserted in previous blank.

Section 2.2          Board Observation Rights. So long as SV3 and its Affiliates collectively Beneficially Own at least [______]3 of the outstanding Ordinary Shares of the Company, SV3 shall be entitled to have two (2) representatives attend (either in person or telephonically) all meetings of the Board in a nonvoting observer capacity, which will include the right to receive notice of all meetings of the Board and the right to receive copies of all notices, minutes, written consents, and other materials that it provides to members of the Board, at the same time so provided to the Board (“Board Observer”); provided, however, that so long as an SV3 Director is duly elected and serving as a member of the Board, SV3 shall only have the right to designate one (1) Board Observer pursuant to this Section 2.2; provided further, however, that if SV3 and its Affiliates collectively Beneficially Own (i) less than [______]4 of the outstanding Ordinary Shares and (ii) more than one percent (1%) of the outstanding Ordinary Shares, then SV3 shall only have the right to designate one (1) Board Observer pursuant to this Section 2.2. Nothing in this Section 2.2 shall restrict the Chairman of the Board or the Board from excluding the Board Observer from receiving any materials that are otherwise provided to the Board or from excluding the Board Observer from any meeting of the Board (or portion thereof) if deemed in their sole discretion to be advisable either for the benefit or protection of the Company or a Board member or related to issues of potential conflicts of interest with such Board Observer or its affiliates.

Section 2.3          Restrictions on Other Agreements. NESR Holdings shall not, directly or indirectly, grant any proxy or enter into or agree to be bound by any voting trust, agreement or arrangement of any kind with respect to its Ordinary Shares if and to the extent the terms thereof conflict with the provisions of this Agreement (whether or not such proxy, voting trust, agreement or agreements are with holders of Ordinary Shares that are not parties to this Agreement or otherwise).

ARTICLE III
EFFECTIVENESS AND TERMINATION

Section 3.1          Effectiveness. Upon the closing of the Business Combination, this Agreement shall thereupon be deemed to be effective. However, to the extent the closing of the Business Combination does not occur, the provisions of this Agreement shall be without any force or effect.

Section 3.2          Termination. This Agreement shall terminate upon the earlier to occur of (a) such time as SV3 and its Affiliates Beneficially Own less than (i) [_______]5 of the outstanding Ordinary Shares and (ii) one percent (1%) of the outstanding Ordinary Shares, or (b) the delivery of written notice to the Company by SV3, requesting the termination of this Agreement. Further, at such time as any party hereto no longer Beneficially Owns any Ordinary Shares, all rights and obligations of such party under this Agreement shall terminate.

[3] Note to Draft:	Same number as inserted in previous blank.

[4] Note to Draft:	Same number as inserted in previous blank.

[5] Note to Draft:	Same number as inserted in previous blank.

ARTICLE IV
MISCELLANEOUS

Section 4.1     Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be personally delivered, sent by nationally recognized overnight courier, mailed by registered or certified mail or be sent by facsimile or electronic mail to such party at the address set forth below (or such other address as shall be specified by like notice). Notices will be deemed to have been duly given hereunder if (a) personally delivered, when received, (b) sent by nationally recognized overnight courier, one (1) business day after deposit with the nationally recognized overnight courier, (c) mailed by registered or certified mail, five (5) business days after the date on which it is so mailed, and (d) sent by facsimile or electronic mail, on the date sent so long as such communication is transmitted before 5:00 p.m. in the time zone of the receiving party on a business day, otherwise, on the next business day.

(a)	If to the Company, to:

National Energy Services Reunited Corp.

777 Post Oak Blvd., Suite 730

Houston, Texas 77056

Attention:     Sherif Foda; Joseph Nawfal

Email:            sfoda@nesrco.com; jnawfal@nesrco.com

With a copy to (which does not constitute notice):

Looper Goodwine, P.C.

1300 Post Oak Boulevard, Suite 2400

Houston, Texas 77056

Attention:     Donald R. Looper

Email:            dlooper@loopergoodwine.com

(b)	If to NESR Holdings, to:

NESR Holdings Ltd.

777 Post Oak Blvd., Suite 730

Houston, Texas 77056

Attention:     Sherif Foda; Joseph Nawfal

Email:            sfoda@nesrco.com; jnawfal@nesrco.com

With a copy to (which does not constitute notice):

Looper Goodwine, P.C.

1300 Post Oak Boulevard, Suite 2400

Houston, Texas 77056

Attention:     Donald R. Looper

Email:            dlooper@loopergoodwine.com

(c)	If to SV3, to:

SV3 Holdings PTE Ltd.

c/o SCF Partners

600 Travis Street, Suite 6600

Houston, Texas 77002

Attention:     Andrew L. Waite; Theresa W. Eaton

Email:            AWaite@scfpartners.com; TEaton@scfpartners.com

With a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

Attention:     W. Matthew Strock; E. Ramey Layne

Email:             mstrock@velaw.com; rlayne@velaw.com

Section 4.2          Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 4.3          Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall be considered one and the same agreement.

Section 4.4          Entire Agreement; No Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties hereto with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto, any rights or remedies hereunder.

Section 4.5          Further Assurances. Each party hereto shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other parties hereto to give effect to and carry out the transactions contemplated herein.

Section 4.6          Governing Law; Equitable Remedies. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF). The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any of the Selected Courts (as defined below), this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party hereto further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

Section 4.7           Consent to Jurisdiction and Arbitration.

(a)       In the event of any dispute between the Parties arising out of or relating to this Agreement (including a dispute relating to any non-contractual obligations arising out of or in connection with this Agreement), representatives of the parties shall, within ten (10) business days of service of a written notice from either party to the other (a “Disputes Notice”), hold a meeting (a “Dispute Meeting”) in an effort to resolve the dispute. In the absence of agreement to the contrary the Dispute Meeting shall be held at the registered office for the time being of the Company. Each Party shall use all reasonable endeavours to send a representative who has authority to settle the dispute to attend the Dispute Meeting.

(b)      Any dispute arising out of or with respect to this Agreement shall be resolved solely by arbitration held under the American Arbitration Association (“AAA”). The seat, or legal place, of arbitration shall be Houston, Texas. The arbitrator shall be instructed to attempt to conclude the arbitration within thirty (30) days of initiation of proceedings. Both parties expressly waive their rights to resort to the courts and expressly waive their rights to discovery except as required by the arbitrator. Time is of the essence, and the arbitrator is authorized to render a default judgment against a party failing to appear, provided adequate evidence is presented by the party participating.

(c)       The number of arbitrators shall be one (1). The arbitrator will be appointed by the AAA. The language to be used in the arbitration shall be English.

(d)       The award made by the arbitrator shall be final and binding on the parties and may be enforced in any court of competent jurisdiction. To the extent permissible by law, the parties hereby waive any right to appeal the decision of the arbitrator. Notwithstanding the foregoing, the parties agree that any of them may seek interim measures including injunctive relief in relation to the provisions of this Agreement or the parties’ performance of it from any court of competent jurisdiction.

Section 4.8          Amendments; Waivers.

(a)           No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed (i) in the case of an amendment, by each of the parties hereto, and (ii) in the case of a waiver, by each of the parties against whom the waiver is to be effective.

(b)           No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 4.9          Assignment. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided, however, that SV3 may assign any of its rights hereunder to any of its Affiliates. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. In the event any party hereto assigns or transfers any Ordinary Shares to any Affiliate of such party, such Affiliate shall be bound by this Agreement the same as the party that assigned or transferred such Ordinary Shares.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

NATIONAL ENERGY SERVICES REUNITED CORP.

By:
Name:
Title:

NESR HOLDINGS LTD.

By:
Name:
Title:

SV3 HOLDINGS PTE LTD.

By:
Name:
Title:

[Signature Page to Voting Agreement]